Exhibit 99.1

NEWS RELEASE

Lumen Announces Early Tender Results

DENVER, Aug. 5, 2022 /PRNewswire/ — Lumen Technologies, Inc. (NYSE: LUMN) (the “Company” or “Lumen”) announced today the results to date of its and its wholly owned subsidiaries’ previously-announced cash tender offers for (i) any and all of the outstanding 5.375% Senior Notes due 2025 (the “2025 Notes”) and 5.250% Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Any and All Notes”) of Level 3 Financing, Inc. (“Level 3 Financing”) (collectively, the “Any and All Tender Offers”) and (ii) the outstanding 7.125% Senior Notes due 2023 (the “2023 Notes”) and 8.375% Senior Notes due 2025 (the “8.375% 2025 Notes” and, together with the 2023 Notes, the “Embarq Notes”) of Embarq Florida, Inc. (“Embarq Florida”) and the Company’s outstanding 5.125% Senior Notes due 2026 (the “Lumen Notes” and, together with the Embarq Notes, the “Maximum Tender Notes” and together with the Any and All Notes, the “Notes”) (collectively, the “Maximum Tender Offers” and, together with the Any and All Tender Offers, the “Tender Offers”), each of which is subject to the limitations, restrictions, terms and conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated July 25, 2022 (the “Offer to Purchase and Solicitation Statement”). According to information received from Global Bondholder Services Corporation, the Company’s tender agent and information agent for the Tender Offers, the tables below set forth the aggregate principal amount of each series of Notes that were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on August 5, 2022 (such date and time, the “Early Tender Date”).

Any and All Tender Offers

Title of Notes	Issuer and Offeror	CUSIP Number(s)(1)	Aggregate Principal Amount Outstanding Prior to the Tender Offers	Aggregate Principal Amount Tendered as of the Early Tender Date	Any and All Tender Offer Consideration(2)	Any and All Tender Early Tender Premium(2)	Any and All Tender Total Consideration(2)(3)
5.375% Senior Notes due 2025	Level 3 Financing, Inc.	527298BH5	$800,000,000	$227,169,000	$950	$50	$1,000
5.250% Senior Notes due 2026	Level 3 Financing, Inc.	527298BM4	$775,000,000	$152,140,000	$940	$50	$990

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers. They are provided solely for the convenience of holders of the Notes.
(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the offeror. Excludes Accrued Interest (as defined in the Offer to Purchase and Solicitation Statement), which will be paid on Notes accepted for purchase by the offeror as described below.

(3)

Includes the Any and All Tender Early Tender Premium (as defined in the Offer to Purchase and Solicitation Statement) for Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by the offeror.

Maximum Tender Offers

(Subject to the Aggregate Maximum Tender Amount)

Title of Notes	Issuer and Offeror	CUSIP Number(s)(1)	Aggregate Principal Amount Outstanding Prior to the Tender Offers	Aggregate Principal Amount Tendered as of the Early Tender Date(2)	Acceptance Priority Level	Maximum Tender Offer Consideration(3)	Maximum Tender Early Tender Premium(3)	Maximum Tender Total Consideration(3)(4)
7.125% Senior Notes due 2023	Embarq Florida, Inc.	913026AU4	$73,999,000	$597,000	1	$950	$50	$1,000
8.375% Senior Notes due 2025	Embarq Florida, Inc.	913026AT7	$63,556,000	$9,000	2	$950	$50	$1,000
5.125% Senior Notes due 2026(5)	Lumen Technologies, Inc.	156700BB1 U1566PAB1	$1,250,000,000	$10,346,000	3	$845	$50	$895

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers. They are provided solely for the convenience of holders of the Notes.
(2)	Certain Notes tendered will not be accepted for purchase, as described in the Offer to Purchase and Solicitation Statement and this press release.
(3)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable offeror. Excludes Accrued Interest, which will be paid on Notes accepted for purchase by the applicable offeror as described below.

(4)

Includes the Maximum Tender Early Tender Premium (as defined in the Offer to Purchase and Solicitation Statement) for Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by the applicable offeror.

(5)	As further described in the Offer to Purchase and Solicitation Statement, the Lumen Notes are also subject to the Series Tender Cap of $350,000,000.

Because the aggregate principal amount of Maximum Tender Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date did not exceed the Aggregate Maximum Tender Amount or the Series Tender Cap, the applicable offeror intends to purchase all of the Maximum Tender Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date on the terms described below.

The Divestiture Condition (as defined in the Offer to Purchase and Solicitation Statement) has been satisfied. Subject to the satisfaction or waiver of all remaining conditions to the Tender Offers described in the Offer to Purchase and Solicitation Statement, the applicable offeror intends to accept for purchase, and to make payments on August 9, 2022 (such date, subject to change without notice, the “Early Settlement Date”) for, all of the Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date (as summarized in the tables above).

In conjunction with the Any and All Tender Offers, the Company also announced that Level 3 Financing has not to date received the Required Consents (as defined in the Offer to Purchase and Solicitation Statement) sought in connection with its accompanying solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) of consents (each, a “Consent” and, collectively, the “Consents”) from holders of the Any and All Notes, on the terms and subject to the conditions set forth in the Offer to Purchase and Solicitation Statement, to amend certain provisions of the respective indenture under which the Any and All Notes were issued. Consequently, unless the Required Consents are received prior to the Expiration Date (as defined below), the Any and All Notes will continue to be subject to the terms of the respective indenture currently governing such Any and All Notes.

Additional Information About the Tender Offers and Consent Solicitations

The Tender Offers and the Consent Solicitations will expire at midnight, New York City time, at the end of the day on August 19, 2022, unless extended by the applicable offeror with respect to the applicable Tender Offer (and, as applicable, Consent Solicitation) (such date and time, as it may be extended, the “Expiration Date”) or earlier terminated. No tenders of Notes or deliveries of related Consents submitted after the Expiration Date will be valid. The Early Tender Date was the deadline for holders to validly withdraw tenders of Notes (or, as applicable, validly revoke Consents). Accordingly, Notes tendered (with, as applicable, related Consents delivered) prior to or after the Early Tender Date may no longer be withdrawn or revoked, subject to applicable law.

The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and Solicitation Statement, which holders of Notes can obtain in the manner described below.

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC are acting as the dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitations. Questions and requests for assistance regarding the terms of the Tender Offers and the Consent Solicitations should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7843 (collect) or TD Securities (USA) LLC at (866) 584-2096 (toll-free) or (212) 827-2842 (collect). Requests for copies of the Offer to Purchase and Solicitation Statement and other documents relating to the Tender Offers and the Consent Solicitations may be directed to Global Bondholder Services Corporation, the Company’s tender agent and information agent for the Tender Offers and Consent Solicitations, at (212) 430-3774 (for banks and brokers only) or (855) 654-2014 (toll-free) (for all others) or contact@gbsc-usa.com.

None of the Company, Level 3 Financing, Embarq Florida, any subsidiaries, affiliates, directors, managers or officers of any of the aforementioned parties, the dealer managers and solicitation agents, the tender and information agent or the trustees with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers or deliver any Consents pursuant to the Consent Solicitations, and no one has been authorized by any of them to make such a recommendation.

This press release is for information purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of the applicable offeror by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The applicable offeror reserves the right, subject to applicable law, with respect to any or all of the Tender Offers and the Consent Solicitations, as applicable, to (a) waive in whole or in part any or all conditions to the Tender Offers and Consent Solicitations, as applicable; (b) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (c) otherwise modify or terminate any Tender Offer with respect to one or more series of Notes or the related Consent Solicitation, as applicable.

About Lumen

Lumen Technologies, Inc. (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of Lumen’s oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond Lumen’s control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by Lumen in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the satisfaction or waiver of the conditions to the Tender Offers and Consent Solicitations; the ability of the applicable offeror to consummate the Tender Offers and Consent Solicitations; corporate developments that could preclude, impair or delay the aforementioned transactions due to restrictions under the federal securities laws; changes in the credit ratings of the applicable offeror; changes in the cash requirements, financial position, financing plans or investment plans of the applicable offeror; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in the SEC filings of Lumen and Level 3 Parent, LLC, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. Lumen undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the applicable offeror’s intentions contained in any forward-looking statements reflects such offeror’s intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and their assumptions as of such date. Lumen may change its intentions, strategies or plans (including the plans expressed herein) without notice at any time and for any reason.

Media Relations Contact:	Investor Relations Contact:
Esmeralda Cameron	Mike McCormack, CFA
P: 201.306.4197	P: 720.888.3514
Esmeralda.Cameron@lumen.com	Mike.McCormack@lumen.com